Exhibit 99.1

Press release dated August 12, 2008

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Second Quarter Results

ATLANTA, GA. August 12, 2008 /PRNewswire-FirstCall/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI—News), a leading vehicle emissions testing and safety inspections company with 44 testing stores in Atlanta, Dallas, Houston, Salt Lake City and St. Louis today announced its results for the second quarter ended June 30, 2008.

For the quarter ended June 30, 2008, the Company reported record revenue of $2,609,000, up 5.7% from $2,469,000 in the same period last year. The Company incurred net loss of $174,000, or ($0.03) per basic and diluted share compared to net income of $102,000, or $0.03 per basic and $0.01 per diluted share in the comparable period year in 2007. Net loss was negatively affected by $225,000 in early operating losses experienced at the Company’s new locations in Dallas, St. Louis and Houston during the three months ended June 30, 2008. Revenue from same stores sales decreased $98,000 or 4.0% in the quarter ended June 30, 2008. Same store net operating income in the three-month period ended June 30, 2008 increased $66,000 or 13.4% to $554,000 from $489,000 in the comparable period in 2007.

For the six months ended June 30, 2008, the Company reported record revenue of $5,093,000, up 4.3% from $4,881,000 in the same period last year. The Company incurred net loss of $349,000, or ($0.07) per basic and diluted share compared to net income of $50,000, or $0.02 per basic and $0.01 per diluted share in the comparable period year in 2007. Net loss was affected by $449,000 in early operating losses experienced at the Company’s new locations in Dallas, St. Louis and Houston during the six months ended June 30, 2008. Revenue from same stores sales decreased $134,000 or 2.8% in the six months ended June 30, 2008. Same store net operating income in the six-month period ended June 30, 2008 increased $275,000 or 33.9% to $1,086,000 from $811,000 in the comparable period in 2007.

Richard A. Parlontieri, President/CEO of Speedemissions stated:

“We are encouraged by the increase in our same store net operating income despite lower same store sales. As expected, our investment in new stores in Houston, Dallas and St. Louis added additional revenue and operating expenses which contributed to the loss in the quarter and six months. We may continue to operate at a loss and our cash on hand may decrease as a result of the early operating losses at the new stores until they achieve the test volume necessary to break even. We are working extremely hard with our new store projects and look to improve on our results going forward.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Dallas and Houston, Texas; Salt Lake City, Utah and St. Louis, Missouri markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Susanne Brown, Investor Relations, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash	$39,252	$804,662
Other current assets	251,640	226,051

Total current assets	690,892	1,030,713
Property and equipment, at cost less accumulated depreciation and amortization	1,510,384	1,484,229
Goodwill	7,100,572	7,100,572
Other assets	107,537	103,787

Total assets	$9,409,385	$9,719,301

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$586,789	$495,503
Accrued liabilities	364,099	522,385
Current portion of capitalized lease obligations	39,530	32,325
Current portion of equipment financing obligations	15,244	14,207
Current portion - deferred rent	13,628	13,628

Total current liabilities	1,019,290	1,078,048

Capitalized lease obligations, net of current portion	162,504	155,961
Equipment financing obligations, net of current portion	72,902	80,792
Deferred rent	239,705	243,948
Other long term liabilities	7,350	7,350

Total liabilities	1,501,751	1,566,099

Commitments and contingencies

Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding, liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,672,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized,
5,162,108 shares issued and outstanding	5,162	5,162
Additional paid-in capital	15,699,815	15,596,105
Accumulated deficit	(12,379,170)	(12,029,892)

Total shareholders’ equity	3,328,288	3,573,856

Total liabilities and shareholders’ equity	$9,409,385	$9,719,301

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Revenue	$2,609,441	$2,468,889	$5,092,861	$4,881,426

Costs of operations:
Cost of emission certificates	571,364	603,090	1,115,068	1,202,780
Store operating expenses	1,699,899	1,384,241	3,321,131	2,886,005
General and administrative expenses	502,637	371,878	988,083	727,913
Loss from disposal of non-strategic assets	—	7,886	—	11,735

Income (loss) from operations	(164,459)	101,794	(331,421)	52,993

Other income (expense)
Other income	256	—	1,120	—
Interest expense	(9,443)	(107)	(18,977)	(3,434)

Other income (expense), net	(9,187)	(107)	(17,857)	(3,434)

Net income (loss) attributable to common shareholders	$(173,646)	$101,687	$(349,278)	$49,559

Basic net income (loss) per share	$(0.03)	$0.03	$(0.07)	$0.02

Diluted net income (loss) per share	$(0.03)	$0.01	$(0.07)	$0.01

Weighted average common shares outstanding, basic	5,162,108	3,016,119	5,162,108	2,989,969

Weighted average common shares outstanding, diluted	5,162,108	7,296,117	5,162,108	7,269,967

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30
	2008	2007
Operating activities:
Net income (loss)	$(349,278)	$49,559
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	173,123	132,496
Loss from disposal of non-strategic assets	—	11,735
Share based compensation expenses	103,710	65,432
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	(25,589)	50,590
Other assets	(3,750)	(1,800)
Accounts payable and accrued liabilities	(66,849)	(145,049)
Other liabilities	(4,243)	(12,484)

Net cash (used in) provided by operating activities	(172,876)	150,479

Cash flows from investing activities:
Proceeds from asset sales	—	211,094
Purchases of property and equipment	(168,003)	(102,681)

Net cash (used in) provided by investing activities	(168,003)	108,413

Cash flows from financing activities:
Payments on debt	(6,854)	(111,747)
Payments on capitalized leases	(17,677)	(5,160)

Net cash used in financing activities	(24,531)	(116,907)

Net increase (decrease) in cash	(365,410)	141,985
Cash at beginning of period	804,662	320,231

Cash at end of period	$439,252	$462,216

Supplemental Information:
Cash paid during the period for interest	$18,992	$13,017

Non-cash Investing and Financing activities:
Non-cash asset additions for financed and capital leases	$31,425	$—

During the quarter ended June 30, 2007, the Company issued 71,430 shares of common stock to the former owners of a subsidiary acquired in 2005, which was final payment of $100,000 withheld from the acquisition price for any potential unknown or undisclosed liabilities.